News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three and Six Month Periods Ended April 30, 2015

Boston, MA, May 20, 2015 – Eaton Vance Corp. (NYSE: EV) today reported adjusted earnings per diluted share(1) of $0.58 for the second quarter of fiscal 2015, a decrease of 2 percent from $0.59 of adjusted earnings per diluted share in the second quarter of fiscal 2014 and a decrease of 5 percent from $0.61 of adjusted earnings per diluted share in the first quarter of fiscal 2015.

As determined under U.S. generally accepted accounting principles (“GAAP”), the Company earned $0.58 per diluted share in the second quarter of fiscal 2015, $0.59 per diluted share in the second quarter of fiscal 2014 and $0.24 per diluted share in the first quarter of fiscal 2015. Adjusted earnings differed from GAAP earnings in the first quarter of fiscal 2015 to reflect the payment of $73.0 million, or approximately $0.37 per diluted share, to terminate service and additional compensation arrangements in place with a major distribution partner for certain Eaton Vance closed-end funds.

Adjusted earnings per diluted share were $1.19 in the six months ended April 30, 2015 compared to $1.17 in the six months ended April 30, 2014, an increase of 2 percent. The Company’s GAAP earnings per diluted share were $0.82 and $1.15, respectively, for the compared semi-annual periods.

Consolidated net inflows of $6.8 billion in the second quarter of fiscal 2015 represent a 9 percent annualized internal growth rate (net inflows divided by beginning of period assets managed). For comparison, the Company had net outflows of $0.9 billion in the second quarter of fiscal 2014 and net inflows of $1.4 billion in the first quarter of fiscal 2015.

“The Company’s solid organic growth in the second fiscal quarter reflects improved flow results across our businesses,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “That growth, combined with progress advancing our NextShares™ actively managed exchange-traded product initiative toward market introduction, sets the stage for earnings growth over coming quarters.”

Consolidated assets under management were $311.0 billion on April 30, 2015, an increase of 9 percent from the $285.9 billion of managed assets on April 30, 2014 and an increase of 5 percent from the $295.7 billion of managed assets on January 31, 2015. The year-over-year increase in assets under management reflects market appreciation of $12.3 billion and net inflows of $12.9 billion. The sequential quarterly increase in assets under management reflects market appreciation of $8.6 billion and net inflows of $6.8 billion.

(1) Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time. Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end fund structuring fees, payments to end closed-end fund service and additional compensation arrangements, and other items management deems non-recurring or non-operating, such as special dividends, costs associated with retiring debt and tax settlements. See reconciliation provided in Attachment 2 for more information on adjusting items.

Average consolidated assets under management were $303.4 billion in the second quarter of fiscal 2015, up 7 percent from $284.4 billion in the second quarter of fiscal 2014 and up 2 percent from $297.5 billion in the first quarter of fiscal 2015.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and asset flows by investment mandate and investment vehicle. Attachment 7 summarizes the Company’s consolidated assets under management by investment affiliate.

As shown in Attachment 6, consolidated gross sales and other inflows were $30.2 billion in the second quarter of fiscal 2015, up 33 percent from $22.8 billion in the second quarter of fiscal 2014 and down 2 percent from $30.9 billion in the first quarter of fiscal 2015. Gross redemptions and other outflows were $23.4 billion in the second quarter of fiscal 2015, a decrease of 1 percent from $23.7 billion in the second quarter of fiscal 2014 and down 20 percent from $29.5 billion in the first quarter of fiscal 2015.

As of April 30, 2015, 49 percent-owned affiliate Hexavest, Inc. (“Hexavest”) managed $15.6 billion of client assets, a decrease of 8 percent from the $17.1 billion of managed assets on April 30, 2014 and an increase of 4 percent from the $15.0 billion of managed assets on January 31, 2015. Hexavest-managed funds and separate accounts had net outflows of $0.2 billion in the second quarter of fiscal 2015, $0.1 billion in the second quarter of fiscal 2014 and $1.4 billion in the first quarter of fiscal 2015. Attachment 9 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)

	April 30,	January 31,	April 30,
	2015	2015	2014

Revenue	$351,664	$354,930	$354,061
Expenses	229,443	304,370	228,758
Operating income	122,221	50,560	125,303

Operating margin	34.8%	14.2%	35.4%

Non-operating expense	(5,389)	(4,427)	(7,226)
Income taxes	(43,896)	(16,770)	(45,249)
Equity in net income of affiliates, net of tax	2,957	3,146	5,219
Net income	75,893	32,509	78,047
Net income attributable to non-controlling
and other beneficial interests	(5,509)	(3,506)	(3,146)
Net income attributable to
Eaton Vance Corp. shareholders	$70,384	$29,003	$74,901
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$70,381	$74,098	$74,901

Earnings per diluted share	$0.58	$0.24	$0.59

Adjusted earnings per diluted share(1)	$0.58	$0.61	$0.59

Second Quarter Fiscal 2015 vs. Second Quarter Fiscal 2014

In the second quarter of fiscal 2015, revenue decreased 1 percent to $351.7 million from revenue of $354.1 million in the second quarter of fiscal 2014. Investment advisory and administrative fees were flat, reflecting a 7 percent increase in average consolidated assets under management offset by lower average effective fee rates. Performance fees were negligible in the second quarter of fiscal 2015 and contributed $1.0 million to investment advisory and administrative fees in the second quarter of fiscal 2014. Distribution and service fee revenues were down 5 percent and 8 percent, respectively, reflecting lower managed assets in fund share classes that are subject to distribution and service fees.

Operating expenses were substantially unchanged in the second quarter of fiscal 2015 from the second quarter of fiscal 2014. Increases in compensation, fund-related and other operating expenses were offset by lower distribution and service fee expenses and reduced amortization of deferred sales commissions. The increase in compensation expense reflects higher stock-based compensation, sales-based incentives, salaries and benefits, offset by lower operating income-based bonus accruals. The increase in fund-related expenses reflects higher fund expenses borne by the Company on funds for which it earns an all-in fee. Other expenses increased 5 percent, reflecting higher information technology, facilities-related and other corporate expenses, offset by lower professional services and travel expenses. The decrease in service fee expense reflects lower average assets under management in funds subject to service fee payments. The decrease in distribution expense primarily reflects lower closed-end fund-related distribution expense following the first quarter fiscal 2015 termination of service and additional compensation arrangements in place with a major distribution partner as discussed above. The decrease in amortization of deferred sales commissions largely reflects decreases in Class B share and Class C share amortization, offset by an increase in private fund commission amortization.

Expenses in connection with the Company’s NextShares initiative totaled approximately $1.8 million in the second quarter of fiscal 2015, an increase of 128 percent from $0.8 million in the second quarter of fiscal 2014.

During the second quarter of fiscal 2015, the Company and its wholly owned subsidiary Navigate Fund Solutions LLC (“Navigate”) made progress advancing NextShares toward market introduction. In April, the Company filed amended registration statements with the U.S. Securities and Exchange Commission (“SEC”) for 18 initial Eaton Vance NextShares funds and the NASDAQ Stock Exchange LLC filed with the SEC a request to list and trade each of the 18 funds. Navigate has to date entered into preliminary licensing and service agreements with ten fund advisers (including Eaton Vance) and continues to engage in active dialogue with numerous other fund sponsors about becoming licensees. The ten firms signed to date collectively manage over $500 billion in mutual fund assets and sponsor approximately 200 funds currently rated four or five stars by Morningstar. Conditional upon the timing of final regulatory approvals and market readiness, the Company is targeting launch of the initial NextShares funds in the second half of 2015.

Operating income was down 2 percent to $122.2 million in the second quarter of fiscal 2015 from $125.3 million in the second quarter of fiscal 2014. Operating margin declined to 34.8 percent in the second quarter of fiscal 2015 from 35.4 percent in the second quarter of fiscal 2014.

Non-operating expense totaled $5.4 million in the second quarter of fiscal 2015 compared to $7.2 million in the second quarter of fiscal 2014. The year-over-year change primarily reflects a $1.1 million positive change in gains (losses) and other investment income related to the Company’s investments in sponsored products and a $0.7 million increase in income (expense) of the Company’s consolidated CLO entities.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 37.6 percent in the second quarter of fiscal 2015.

Equity in net income of affiliates decreased to $3.0 million in the second quarter of fiscal 2015 from $5.2 million in the second quarter of fiscal 2014. Equity in net income of affiliates in the second quarter of fiscal 2015 included $2.6 million of Company equity in the net income of Hexavest and $0.4 million of net income in a private equity partnership. Equity in net income of affiliates in the second quarter of fiscal 2014 included $2.6 million of Company equity in the net income of Hexavest, $2.2 million of gains (losses) and other income on the Company’s investments in sponsored funds, and $0.4 million of net income in a private equity partnership.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $5.5 million in the second quarter of fiscal 2015 compared to $3.1 million in the second quarter of fiscal 2014.

Second Quarter Fiscal 2015 vs. First Quarter Fiscal 2015

In the second quarter of fiscal 2015, revenue decreased 1 percent to $351.7 million from $354.9 million in the first quarter of fiscal 2015. Investment advisory and administrative fees were flat, reflecting a 2 percent increase in average consolidated assets under management, offset by lower average effective fee rates and a reduction in the number of fee days. Performance fees were negligible in the second quarter of fiscal 2015 and contributed $0.1 million to investment advisory and administrative fees in the first quarter of fiscal 2015. Distribution and service fee revenues collectively decreased 5 percent, reflecting lower managed assets in fund share classes that are subject to distribution and service fees.

Operating expenses decreased 25 percent to $229.4 million in the second quarter of fiscal 2015 from $304.4 million in the first quarter of fiscal 2015. Excluding the payment of $73.0 million to terminate service and additional compensation arrangements in place with a major distribution partner for certain Eaton Vance closed-end funds in the first quarter of fiscal 2015, operating expenses were down 1 percent in the second quarter of fiscal 2015 from the first quarter of fiscal 2015. The 1 percent decrease reflects lower compensation and distribution and service fee expenses and reduced amortization of deferred sales commissions, offset by higher fund-related and other operating expenses. The decrease in distribution expense (excluding the $73.0 million termination payment described above) reflects lower closed-end fund-related distribution expense following termination of the partner arrangements as described above. The decrease in compensation expense reflects lower operating income-based bonus accruals, reduced stock-based compensation and a decline in salary and benefit costs due to fewer payroll days in the second quarter, offset by higher sales-based incentives. The lower service fee expense reflects lower average assets under management in funds subject to service fee payments. The decrease in amortization of deferred sales commissions largely reflects lower Class C share amortization, offset by an increase in private fund commission amortization. The increase in fund-related expenses is attributable to higher fund expenses borne by the Company on funds for which it earns an all-in fee. Other expenses increased 7 percent, reflecting higher information technology, professional services, travel and other corporate expenses, offset by lower facilities-related expenses.

NextShares-related expenses grew from $1.3 million in the first quarter of fiscal 2015 to $1.8 million in the second quarter of fiscal 2015, an increase of 38 percent.

Operating income was up 142 percent to $122.2 million in the second quarter of fiscal 2015 from $50.6 million in the first quarter of fiscal 2015. Operating margin increased to 34.8 percent in the second quarter of fiscal 2015 from 14.2 percent in the first quarter of fiscal 2015. Excluding the $73.0 million termination payment described above, second quarter fiscal 2015 operating income was down 1 percent versus the first quarter of fiscal 2015.

Non-operating expense totaled $5.4 million in the second quarter of fiscal 2015 compared to $4.4 million in the first quarter of fiscal 2015, reflecting a $2.5 million decline in gains (losses) and other investment income related to the Company’s investments in sponsored products and a $1.5 million improvement in income (expense) of the Company’s consolidated CLO entity.

Equity in net income of affiliates decreased to $3.0 million in the second quarter of fiscal 2015 from $3.1 million in the first quarter of fiscal 2015. In the second quarter of fiscal 2015, equity in net income of affiliates included $2.6 million of Company equity in the net income of Hexavest and $0.4 million of net income in a private equity partnership. In the first quarter of fiscal 2015, equity in net income of affiliates included $2.9 million of Company equity in the net income of Hexavest, $0.1 million of gains (losses) and other income on the Company’s investments in sponsored funds and $0.1 million of net income in a private equity partnership.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $5.5 million in the second quarter of fiscal 2015 and $3.5 million in the first quarter of fiscal 2015.

Balance Sheet Information

Cash and cash equivalents totaled $262.9 million on April 30, 2015, with no outstanding borrowings against the Company’s $300 million credit facility. Included within investments is $120.1 million of holdings of short-term debt securities with maturities between 90 days and one year. During the first six months of fiscal 2015, the Company used $123.7 million to repurchase and retire approximately 3.0 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 7.6 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the six months ended April 30, 2015.To participate in the conference call, please call 877-201-0168 (domestic) or 647-788-4901 (international) and refer to “Eaton Vance Corp. Second Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, www.eatonvance.com.

A replay of the call will be available for one week by calling 855-859-2056 (domestic) or 404-537-3406 (international) or by accessing Eaton Vance’s website, www.eatonvance.com. Listeners to the telephone replay must enter the confirmation code 47843435.

About Eaton Vance Corp.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions. The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit www.eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2015	Q2 2015
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2015	2015	2014	Q1 2015	Q2 2014	2015	2014	Change
Revenue:

Investment advisory and administrative fees	$300,624	$301,813	$300,136	-%	-%	$602,437	$604,849	-%
Distribution and underwriter fees	20,048	21,036	21,212	(5)	(5)	41,084	42,833	(4)
Service fees	28,461	29,847	30,829	(5)	(8)	58,308	63,120	(8)
Other revenue	2,531	2,234	1,884	13	34	4,765	3,520	35
Total revenue	351,664	354,930	354,061	(1)	(1)	706,594	714,322	(1)
Expenses:

Compensation and related costs	120,075	120,192	114,656	-	5	240,267	233,478	3
Distribution expense	30,082	106,267	34,785	(72)	(14)	136,349	70,333	94
Service fee expense	26,358	27,780	28,281	(5)	(7)	54,138	57,486	(6)
Amortization of deferred sales commissions	3,692	3,728	4,354	(1)	(15)	7,420	9,324	(20)
Fund-related expenses	8,932	8,706	8,455	3	6	17,638	16,908	4
Other expenses	40,304	37,697	38,227	7	5	78,001	77,290	1
Total expenses	229,443	304,370	228,758	(25)	-	533,813	464,819	15
Operating income	122,221	50,560	125,303	142	(2)	172,781	249,503	(31)
Non-operating income (expense):
Gains (losses) and other investment
income, net	347	2,802	(738)	(88)	NM	3,149	(325)	NM
Interest expense	(7,337)	(7,336)	(7,404)	-	(1)	(14,673)	(14,804)	(1)
Other income (expense) of consolidated
collateralized loan obligation
("CLO") entities:
Gains and other investment
income, net	2,212	1,301	5,104	70	(57)	3,513	13,813	(75)
Interest and other expense	(611)	(1,194)	(4,188)	(49)	(85)	(1,805)	(12,023)	(85)
Total non-operating expense	(5,389)	(4,427)	(7,226)	22	(25)	(9,816)	(13,339)	(26)

Income before income taxes and equity
in net income of affiliates	116,832	46,133	118,077	153	(1)	162,965	236,164	(31)
Income taxes	(43,896)	(16,770)	(45,249)	162	(3)	(60,666)	(89,891)	(33)
Equity in net income of affiliates, net of tax	2,957	3,146	5,219	(6)	(43)	6,103	8,504	(28)
Net income	75,893	32,509	78,047	133	(3)	108,402	154,777	(30)
Net income attributable to non-controlling
and other beneficial interests	(5,509)	(3,506)	(3,146)	57	75	(9,015)	(8,518)	6
Net income attributable to
Eaton Vance Corp. Shareholders	$70,384	$29,003	$74,901	143	(6)	$99,387	$146,259	(32)

Earnings per share:
Basic	$0.61	$0.25	$0.62	144	(2)	$0.85	$1.21	(30)
Diluted	$0.58	$0.24	$0.59	142	(2)	$0.82	$1.15	(29)

Weighted average shares outstanding:
Basic	114,415	114,592	118,103	-	(3)	114,326	118,060	(3)
Diluted	119,730	119,690	123,021	-	(3)	119,548	123,564	(3)

Dividends declared per share	$0.25	$0.25	$0.22	-	14	$0.50	$0.44	14

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share

	Three Months Ended					Six Months Ended
				% Change	% Change
	April 30,	January 31,	April 30,	Q2 2015 vs.	Q2 2015 vs.	April 30,	April 30,	%
(in thousands, except per share figures)	2015	2015	2014	Q1 2015	Q2 2014	2015	2014	Change

Net income attributable to Eaton
Vance Corp. shareholders	$70,384	$29,003	$74,901	143%	(6)%	$99,387	$146,259	(32)%

Non-controlling interest value adjustments	(3)	200	-	NM	NM	197	2,389	(92)

Payments to end certain closed-end fund
service and additional compensation
arrangements, net of tax	-	44,895	-	NM	-	44,895	-	NM

Adjusted net income attributable
to Eaton Vance Corp. shareholders	$70,381	$74,098	$74,901	(5)	(6)	$144,479	$148,648	(3)

Earnings per diluted share	$0.58	$0.24	$0.59	142	(2)	$0.82	$1.15	(29)

Non-controlling interest value adjustments	-	-	-	-	-	-	0.02	NM

Payments to end certain closed-end fund
service and additional compensation
arrangements, net of tax	-	0.37	-	NM	-	0.37	-	NM

Adjusted earnings per diluted share	$0.58	$0.61	$0.59	(5)	(2)	$1.19	$1.17	2

							Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended					Six Months Ended
				% Change	% Change
	April 30,	January 31,	April 30,	Q2 2015 vs.	Q2 2015 vs.	April 30,	April 30,	%
(in thousands)	2015	2015	2014	Q1 2015	Q2 2014	2015	2014	Change

Consolidated funds	$315	$(514)	$413	NM %	(24)%	$(199)	$217	NM %

Majority-owned subsidiaries	3,903	3,773	3,524	3	11	7,676	7,007	10

Non-controlling interest value adjustments	(3)	200	-	NM	NM	197	2,389	(92)

Consolidated CLO entities	1,294	47	(791)	NM	NM	1,341	(1,095)	NM

Net income attributable to non-controlling
and other beneficial interests	$5,509	$3,506	$3,146	57	75	$9,015	$8,518	6

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	April 30,	October 31,
	2015	2014
Assets

Cash and cash equivalents	$262,898	$385,215
Investment advisory fees and other receivables	182,496	186,344
Investments	699,781	624,605
Assets of consolidated CLO entity:
Cash and cash equivalents	5,259	8,963
Bank loans and other investments	124,445	147,116
Other assets	414	371
Deferred sales commissions	21,449	17,841
Deferred income taxes	38,954	46,099
Equipment and leasehold improvements, net	45,693	45,651
Intangible assets, net	60,511	65,126
Goodwill	237,961	228,876
Other assets	92,691	103,879
Total assets	$1,772,552	$1,860,086

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$91,137	$181,064
Accounts payable and accrued expenses	66,306	64,598
Dividend payable	30,774	30,057
Debt	573,733	573,655
Liabilities of consolidated CLO entity:
Senior and subordinated note obligations	125,913	151,982
Other liabilities	273	298
Other liabilities	113,141	93,485
Total liabilities	1,001,277	1,095,139
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	135,090	107,466
Total temporary equity	135,090	107,466

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 429,005 and 415,078 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 117,508,478 and 117,846,273 shares, respectively	459	460
Additional paid-in capital	-	-
Notes receivable from stock option exercises	(9,179)	(8,818)
Accumulated other comprehensive loss	(32,372)	(17,996)
Appropriated retained earnings	3,808	2,467
Retained earnings	671,909	679,061
Total Eaton Vance Corp. shareholders' equity	634,627	655,176
Non-redeemable non-controlling interests	1,558	2,305
Total permanent equity	636,185	657,481
Total liabilities, temporary equity and permanent equity	$1,772,552	$1,860,086

				Attachment 5
Eaton Vance Corp.
Consolidated Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2015	2015	2014	2015	2014
Equity assets - beginning of period(2)	$92,966	$96,379	$90,765	$96,379	$93,585
Sales and other inflows	3,965	4,514	3,669	8,479	7,454
Redemptions/outflows	(4,432)	(5,072)	(5,015)	(9,504)	(10,636)
Net flows	(467)	(558)	(1,346)	(1,025)	(3,182)
Exchanges	24	35	20	59	532
Market value change	4,644	(2,890)	4,294	1,754	2,798
Equity assets - end of period	$97,167	$92,966	$93,733	$97,167	$93,733
Fixed income assets - beginning of period(3)	47,417	46,062	43,550	46,062	44,414
Sales and other inflows	5,116	3,512	2,626	8,628	5,077
Redemptions/outflows	(2,511)	(2,435)	(2,756)	(4,946)	(6,037)
Net flows	2,605	1,077	(130)	3,682	(960)
Exchanges	5	74	62	79	(37)
Market value change	(337)	204	612	(133)	677
Fixed income assets - end of period	$49,690	$47,417	$44,094	$49,690	$44,094
Floating-rate income assets - beginning of period	38,648	42,009	44,073	42,009	41,821
Sales and other inflows	2,387	2,302	4,170	4,689	8,956
Redemptions/outflows	(3,433)	(4,955)	(2,842)	(8,388)	(5,547)
Net flows	(1,046)	(2,653)	1,328	(3,699)	3,409
Exchanges	(21)	(105)	(49)	(126)	5
Market value change	688	(603)	(237)	85	(120)
Floating-rate income assets - end of period	$38,269	$38,648	$45,115	$38,269	$45,115
Alternative assets - beginning of period	10,805	11,241	13,171	11,241	15,212
Sales and other inflows	782	847	767	1,629	1,856
Redemptions/outflows	(1,069)	(1,138)	(1,967)	(2,207)	(4,956)
Net flows	(287)	(291)	(1,200)	(578)	(3,100)
Exchanges	(4)	(14)	(20)	(18)	(68)
Market value change	68	(131)	161	(63)	68
Alternative assets - end of period	$10,582	$10,805	$12,112	$10,582	$12,112
Portfolio implementation assets - beginning of period	48,538	48,008	43,296	48,008	42,992
Sales and other inflows	3,435	2,663	2,086	6,098	4,000
Redemptions/outflows	(1,799)	(1,565)	(1,812)	(3,364)	(3,458)
Net flows	1,636	1,098	274	2,734	542
Exchanges	-	-	(5)	-	(458)
Market value change	2,705	(568)	2,188	2,137	2,677
Portfolio implementation assets - end of period	$52,879	$48,538	$45,753	$52,879	$45,753
Exposure management assets - beginning of period(4)	57,294	54,036	43,714	54,036	42,645
Sales and other inflows	14,523	17,033	9,463	31,556	24,970
Redemptions/outflows	(10,196)	(14,286)	(9,293)	(24,482)	(23,657)
Net flows	4,327	2,747	170	7,074	1,313
Market value change	838	511	1,178	1,349	1,104
Exposure management assets - end of period	$62,459	$57,294	$45,062	$62,459	$45,062
Total fund and separate account
assets - beginning of period	295,668	297,735	278,569	297,735	280,669
Sales and other inflows	30,208	30,871	22,781	61,079	52,313
Redemptions/outflows	(23,440)	(29,451)	(23,685)	(52,891)	(54,291)
Net flows	6,768	1,420	(904)	8,188	(1,978)
Exchanges	4	(10)	8	(6)	(26)
Market value change	8,606	(3,477)	8,196	5,129	7,204
Total assets under management - end of period	$311,046	$295,668	$285,869	$311,046	$285,869

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in balanced accounts holding income securities.
(3) Includes assets in cash management accounts.
(4) Category includes amounts reclassified from portfolio implementation and equity categories for all periods presented.

				Attachment 6
Eaton Vance Corp.
Consolidated Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2015	2015	2014	2015	2014
Fund assets - beginning of period(2)	$129,552	$134,564	$132,195	$134,564	$133,401
Sales and other inflows	7,755	8,614	8,684	16,369	18,918
Redemptions/outflows	(8,390)	(10,739)	(8,751)	(19,129)	(19,013)
Net flows	(635)	(2,125)	(67)	(2,760)	(95)
Exchanges	4	181	81	185	47
Market value change	3,240	(3,068)	2,910	172	1,766
Fund assets - end of period	$132,161	$129,552	$135,119	$132,161	$135,119
Institutional separate account assets -
beginning of period(3)	107,547	106,443	94,869	106,443	95,724
Sales and other inflows	17,860	18,055	11,101	35,915	27,903
Redemptions/outflows	(12,501)	(16,398)	(12,249)	(28,899)	(29,721)
Net flows	5,359	1,657	(1,148)	7,016	(1,818)
Exchanges	-	(173)	(96)	(173)	(96)
Market value change	3,036	(380)	2,939	2,656	2,754
Institutional separate account assets -
end of period	$115,942	$107,547	$96,564	$115,942	$96,564
High-net-worth separate account assets -
beginning of period	22,594	22,235	19,374	22,235	19,699
Sales and other inflows	1,166	1,460	968	2,626	1,682
Redemptions/outflows	(792)	(621)	(988)	(1,413)	(2,092)
Net flows	374	839	(20)	1,213	(410)
Exchanges	(1)	(94)	402	(95)	402
Market value change	1,259	(386)	1,212	873	1,277
High-net-worth separate account assets -
end of period	$24,226	$22,594	$20,968	$24,226	$20,968
Retail managed account assets - beginning of period	35,975	34,493	32,131	34,493	31,845
Sales and other inflows	3,427	2,742	2,028	6,169	3,810
Redemptions/outflows	(1,757)	(1,693)	(1,697)	(3,450)	(3,465)
Net flows	1,670	1,049	331	2,719	345
Exchanges	1	76	(379)	77	(379)
Market value change	1,071	357	1,135	1,428	1,407
Retail managed account assets - end of period	$38,717	$35,975	$33,218	$38,717	$33,218
Fund and separate account assets - beginning of period	295,668	297,735	278,569	297,735	280,669
Sales and other inflows	30,208	30,871	22,781	61,079	52,313
Redemptions/outflows	(23,440)	(29,451)	(23,685)	(52,891)	(54,291)
Net flows	6,768	1,420	(904)	8,188	(1,978)
Exchanges	4	(10)	8	(6)	(26)
Market value change	8,606	(3,477)	8,196	5,129	7,204
Total assets under management - end of period	$311,046	$295,668	$285,869	$311,046	$285,869

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in cash management funds.
(3) Includes assets in cash management separate accounts.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate (1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2015	2015	Change	2014	Change
Eaton Vance Management(2)	$142,930	$139,714	2%	$144,930	-1%
Parametric	149,656	138,015	8%	122,524	22%
Atlanta Capital	18,460	17,939	3%	18,415	0%
Total	$311,046	$295,668	5%	$285,869	9%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes managed assets of wholly owned subsidiaries, as well as certain Eaton Vance-sponsored funds and accounts managed by
Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate (1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2015	2015	Change	2014	Change
Equity(2)	$97,167	$92,966	5%	$93,733	4%
Fixed income(3)	49,690	47,417	5%	44,094	13%
Floating-rate income	38,269	38,648	-1%	45,115	-15%
Alternative	10,582	10,805	-2%	12,112	-13%
Portfolio implementation	52,879	48,538	9%	45,753	16%
Exposure management	62,459	57,294	9%	45,062	39%
Total	$311,046	$295,668	5%	$285,869	9%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes assets in balanced accounts holding income securities.
(3) Includes assets in cash management accounts.

Attachment 9
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2015	2015	2014	2015	2014
Eaton Vance distributed:
Eaton Vance sponsored funds - beginning of period(1)	$234	$227	$212	$227	$211
Sales and other inflows	3	16	12	19	42
Redemptions/outflows	(4)	(6)	(17)	(10)	(42)
Net flows	(1)	10	(5)	9	-
Market value change	14	(3)	14	11	10
Eaton Vance sponsored funds - end of period	$247	$234	$221	$247	$221
Eaton Vance distributed separate accounts -
beginning of period(2)	$1,999	$2,367	$1,383	$2,367	$1,574
Sales and other inflows	284	100	307	384	383
Redemptions/outflows	(3)	(432)	(74)	(435)	(79)
Net flows	281	(332)	233	(51)	304
Exchanges	-	-	624	-	389
Market value change	121	(36)	114	85	87
Eaton Vance distributed separate accounts -
end of period	$2,401	$1,999	$2,354	$2,401	$2,354
Total Eaton Vance distributed - beginning of period	$2,233	$2,594	$1,595	$2,594	$1,785
Sales and other inflows	287	116	319	403	425
Redemptions/outflows	(7)	(438)	(91)	(445)	(121)
Net flows	280	(322)	228	(42)	304
Exchanges	-	-	624	-	389
Market value change	135	(39)	128	96	97
Total Eaton Vance distributed - end of period	$2,648	$2,233	$2,575	$2,648	$2,575
Hexavest directly distributed - beginning of period(3)	$12,749	$14,101	$14,543	$14,101	$15,136
Sales and other inflows	180	245	355	425	795
Redemptions/outflows	(683)	(1,341)	(681)	(2,024)	(1,641)
Net flows	(503)	(1,096)	(326)	(1,599)	(846)
Exchanges	-	-	(624)	-	(389)
Market value change	753	(256)	884	497	576
Hexavest directly distributed - end of period	$12,999	$12,749	$14,477	$12,999	$14,477
Total Hexavest assets - beginning of period	$14,982	$16,695	$16,138	$16,695	$16,921
Sales and other inflows	467	361	674	828	1,220
Redemptions/outflows	(690)	(1,779)	(772)	(2,469)	(1,762)
Net flows	(223)	(1,418)	(98)	(1,641)	(542)
Exchanges	-	-	-	-	-
Market value change	888	(295)	1,012	593	673
Total Hexavest assets - end of period	$15,647	$14,982	$17,052	$15,647	$17,052

(1)	Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management and/or distribution revenue on these assets, which are included in the Eaton Vance consolidated results in Attachments
5, 6, 7 and 8.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution revenue, but not investment advisory fees, on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no investment advisory or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments
5, 6, 7 and 8.